Exhibit 10.43
REINSTATEMENT AGREEMENT
THIS REINSTATEMENT AGREEMENT, dated as of June 10, 2020 (this “Agreement”), by and among AG Mortgage Investment Trust, Inc. (“AG MIT”) and its undersigned affiliates, jointly and severally (each, a “Seller Entity,” and collectively, the “Companies”), and the buyer parties listed on Schedule 1 hereto (collectively, the “Participating Counterparties”), recites and provides as follows:
RECITALS
A.The Companies are party to various repurchase agreements, including any amendments thereto, and other related agreements with the Participating Counterparties, as well as certain other agreements with the Participating Counterparties, including those set forth on Schedule 2 (such agreements, collectively, the “Applicable Agreements”); provided, however, that the agreements identified as “JV Applicable Agreements” on Schedule 2 shall be Applicable Agreements only to the extent of the ownership interests of AG MIT in the seller under such JV Applicable Agreement.
B.The Companies are party to that certain Forbearance Agreement, dated as of April 10, 2020 (the “First Forbearance Agreement”), with certain buyer parties listed on Schedule 1 thereto (the “First Forbearance Counterparties”), and the forbearance period under the First Forbearance Agreement ended on April 27, 2020 (the forbearance period from April 10, 2020, through April 27, 2020, is referred to herein as the “First Forbearance Period”).
C.The Companies are party to that certain Second Forbearance Agreement, dated as of April 27, 2020 (the “Second Forbearance Agreement”), with certain buyer parties listed on Schedule 1 thereto, and the forbearance period under the Second Forbearance Agreement ended on June 1, 2020.
D.The Companies are party to that certain Third Forbearance Agreement, dated as of June 1, 2020 (the “Third Forbearance Agreement”; and together with the First Forbearance Agreement and the Second Forbearance Agreement, the “Forbearance Agreements”), with certain buyer parties listed on Schedule 1 thereto, and the forbearance period under the Third Forbearance Agreement is scheduled to end on June 15, 2020.
E.The Companies acknowledge and agree that on or prior to the date hereof (the “Effective Date”) various defaults and/or events of default existed under the terms of one or more of the Applicable Agreements and the Other Agreements with Participating Counterparties, including without limitation, on account of (i) the failure by one or more Seller Entities to make certain payments to the applicable Participating Counterparties under the Applicable Agreements related to margin calls, requests for payments, other payment provisions, financial covenants, or termination provisions, (ii) the failure by one or more Seller Entities to deliver certain notices to Participating Counterparties, and/or (iii) cross-default provisions under the Applicable Agreements (collectively, the “Effective Date Events of Default”).

F.The Companies have requested that the Participating Counterparties waive any and all rights and remedies under the Applicable Agreements and under applicable law and equity relating to any or all of the Effective Date Events of Default.
G.The Participating Counterparties have agreed to waive their respective rights and remedies with respect to the Effective Date Events of Default on the terms and subject to the conditions set forth in this Agreement.
H.Certain capitalized terms in this Agreement are defined in Section 20.
AGREEMENT
NOW, THEREFORE, for and in consideration of the promises, mutual covenants, releases, and agreements herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Effective Date Events of Default. Effective as of the Effective Date, each Participating Counterparty hereby irrevocably, absolutely, and permanently waives the Effective Date Events of Default arising under the Applicable Agreements and the Other Agreements to which such Participating Counterparty is a party and any and all rights and remedies of such Participating Counterparty arising as a result of such Effective Date Events of Default.
2.Reinstatement. As of the Effective Date, the Third Forbearance Agreement is hereby terminated and each Participating Counterparty hereby reinstates each of its Applicable Agreements and Other Agreements on its individual terms except as overridden by Section 3 hereof.
3.Override. Each of the Participating Counterparties and each of the Companies hereby agree that as of the Effective Date,
(i) any and all financial covenants and related definitions in the Applicable Agreements and any Other Agreements entered into as of the Effective Date to which such Participating Counterparty is a party are hereby overridden and replaced with the following (each a “Financial Covenant”):
(a)Liquidity. AG MIT shall maintain at all times minimum Liquidity of not less than ten million dollars ($10,000,000).
(b)Leverage. As of the last day of each calendar quarter, the ratio of (A) Recourse Indebtedness to (B) Stockholder’s Equity shall not be greater than 3:1.
(c)Minimum Equity. As of the last day of each calendar quarter, AG MIT shall not permit its Stockholder’s Equity to be less than one hundred million dollars ($100,000,000) plus fifty percent (50%) of the net proceeds of any equity capital raised by AG MIT after June 1, 2020.

(d)Annual Equity Lookback. With respect to (i) the fiscal quarter ending on March 31, 2021, the Stockholder’s Equity of AG MIT shall not decline by forty percent (40%) or more from the Stockholder’s Equity of AG MIT as of April 30, 2020, and (ii) the fiscal quarter ending on June 30, 2021, and each fiscal quarter thereafter, the Stockholder’s Equity of AG MIT shall not decline by forty percent (40%) or more from the Stockholder’s Equity of AG MIT as of the end of the same fiscal quarter in the previous fiscal year.
(e)Quarterly Equity Lookback. With respect to (i) the fiscal quarter ending on June 30, 2020, the Stockholder’s Equity of AG MIT shall not decline by thirty percent (30%) or more from the Stockholder’s Equity of AG MIT as of April 30, 2020, and (ii) the fiscal quarter ending on September 30, 2020, and each fiscal quarter thereafter, the Stockholder’s Equity of AG MIT shall not decline by thirty percent (30%) or more from the Stockholder’s Equity of AG MIT as of the preceding fiscal quarter end.
Any breach of a Financial Covenant shall be an immediate Event of Default under and as defined in the relevant Applicable Agreement or Other Agreement, subject to any cure period set forth therein (for the avoidance of doubt, if no cure periods are specifically set forth in the Applicable Agreement or Other Agreement for a breach of a Financial Covenant there shall be no cure period for such Financial Covenant with respect to such Applicable Agreement or Other Agreement).
(ii) to the extent financial reporting obligations concerning AG MIT in any Applicable Agreements or any Other Agreements are inconsistent with the following, such inconsistent financial reporting obligations are hereby overridden and replaced with the following:
i.Monthly Reports. AG MIT shall certify, within 20 days after the end of each calendar month, AG MIT’s Liquidity as of the last day of the previous calendar month.
ii.Quarterly Reports. To the extent not publicly available, AG MIT shall deliver, within forty-five (45) days after the end of each of the first three (3) quarterly fiscal periods of each fiscal year of AG MIT, the unaudited, consolidated balance sheets of AG MIT as at the end of such period and the related unaudited, consolidated statements of income for AG MIT for such period and the portion of the fiscal year through the end of such period (and in each case with comparisons to applicable information in the financial statements from the same quarter of the previous year), accompanied by an officer’s certificate of AG MIT that includes a statement of AG MIT that said consolidated financial statements fairly and accurately present the consolidated financial condition and results of operations of AG MIT in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to customary year-end audit adjustments).
iii.Annual Reports. To the extent not publicly available, AG MIT shall deliver, within ninety (90) days after the end of each fiscal year of AG MIT, the consolidated balance sheets of AG MIT as at the end of such fiscal year and the related consolidated statements of income for AG MIT for such year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall not be qualified as to scope of audit or going concern and shall state that said consolidated financial statements fairly and accurately present the consolidated financial condition and results of operations of AG MIT in accordance with GAAP, consistently applied, as at the end of, and for, such fiscal year.
iv.Covenant Compliance Certificate. Along with each Quarterly Report and Annual Report, AG MIT shall deliver a completed and executed covenant compliance certificate.
(iii) the occurrence of any Event of Default in any Applicable Agreement or any Other Agreement entered into by a Participating Counterparty or its affiliates and any Seller Entity or Affiliate shall constitute an Event of Default under all Applicable Agreements and Other Agreements between such Participating Counterparty and its affiliates, on the one hand, and all Seller Entities and Affiliates, on the other hand; provided, however, for the avoidance of doubt, that the cross-default provisions set forth in this Section 3(iii) are in addition to and do not supersede any cross-default provisions in any Applicable Agreement or Other Agreement.
(iv) to the extent not specifically authorized in any Applicable Agreements or any Other Agreement, such Applicable Agreements and Other Agreements are hereby overridden to provide that any Participating Counterparty or affiliate party thereto, without prior notice to any Seller Entity or their Affiliates, any such notice being expressly waived by the applicable Seller Entity or their Affiliates to the extent permitted by applicable law, may set-off and appropriate and apply against any obligation from any Seller Entity and their Affiliates to the applicable Participating Counterparty or any of its affiliates any and all cash, collateral, and deposits (general or special, time or demand, provisional of final), in any currency (including, without limitation, any amounts held in prime brokerage accounts), and any other obligations (including to return excess margin), credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by or due from such Participating Counterparty or any affiliate thereof to or for the credit or the account of any Seller Entity or any Affiliate thereof, but only to the extent the obligations under such Applicable Agreement or Other Agreement are recourse obligations to AG MIT or such Affiliate. The applicable Participating Counterparty and their affiliates agree to promptly notify the applicable Seller Entity or any Affiliate thereof after any such set-off and application made by such Participating Counterparty or any affiliate thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. For the avoidance of doubt, the set-off provisions set forth in this Section 3(iv) are in addition to and do not supersede any set-off provisions in any Applicable Agreement or Other Agreement.

4.Release of Security Interest, Direction to Collateral Agent, and Termination of Intercreditor Agreements. Each of the Participating Counterparties hereby (i) terminates and releases any security interest in or lien on the Collateral (as defined in the First Forbearance Agreement) that it has; (ii) waives and releases any and all rights it has related to Collateral or otherwise arising under the Security and Collateral Agency Agreement (other than contingent indemnification rights set forth in Section 6.6 thereof); (iii) agrees that the Security and Collateral Agency Agreement is hereby terminated and shall be of no further force and effect, subject to the terms thereof that expressly survive such termination and as set forth in the last sentence of this paragraph; and (iv) agrees that the Intercreditor Agreements shall be deemed terminated and consents to the satisfaction by the Companies of the “Subordinated Obligations” (as defined in the Intercreditor Agreements). The Companies are hereby authorized to file termination statements with respect to all financing statements filed under the Uniform Commercial Code or other applicable law on behalf of the Collateral Agent with respect to the liens granted under the Security and Collateral Agency Agreement. Pursuant to Section 5.2 of the Security and Collateral Agency Agreement, each of the Participating Counterparties hereby directs the Collateral Agent to make, execute, endorse, acknowledge, and/or deliver such agreements, documents, instruments and further assurances and take such other actions as may be reasonably necessary or advisable to terminate the Security and Collateral Agency Agreement, the Intercreditor Agreements, and all Deposit Account Control Agreements entered into under Section 7.3 of the Security and Collateral Agency Agreement (including that certain Collateral Account Control Agreement dated as of April 23, 2020, by and among The Bank of New York Mellon, certain of the Companies, the Collateral Agent, and AG REIT as the junior secured party). For the avoidance of doubt, the foregoing release shall have no effect on collateral and/or security interests granted under Applicable Agreements or Other Agreements. Pursuant to Section 5.2 of the Security and Collateral Agency Agreement, the Participating Counterparties hereby certify to the Collateral Agent that as of the date hereof, and as confirmed by AG MIT, they collectively represent the Majority Participating Counterparties (as defined in the Security and Collateral Agency Agreement). The Participating Counterparties agree that all action taken by the Collateral Agent in connection with this “Authorization and Direction” is covered by the fee and indemnification provisions set forth in the Security and Collateral Agency Agreement and that Wilmington Trust, National Association shall be fully indemnified by the Participating Counterparties in connection with action taken pursuant to this Authorization and Direction, except to the extent resulting from the Collateral Agent’s gross negligence or willful misconduct.
5.Interest Rate. As of the Effective Date, notwithstanding any term in any Applicable Agreement, Other Agreement, or any of the Forbearance Agreements to the contrary, the rate of interest or the pricing rate, as applicable, that shall accrue on any and all obligations of any Seller Entity owed to each Participating Counterparty under such Applicable Agreement or Other Agreement shall be the non-default rate of interest or pricing rate, as applicable, specified in such Applicable Agreement or Other Agreement.
6.Application of Cash Margin. Within three (3) business days following the Effective Date, each Participating Counterparty shall apply all cash margin held in connection with transactions under an Applicable Agreement to the accrued and unpaid interest and outstanding principal owed under such Applicable Agreement.

7.Repo Tracker. Within three (3) business days after the receipt of a notice from a Seller Entity, which notices may be delivered from time to time, the applicable Participating Counterparty shall take actions within such Participating Counterparty’s control to have the DTC repo tracker turned “on” with respect to assets subject to the Applicable Agreements identified in such notice.
8.Payment Covenants by the Companies. The Companies hereby covenant that:
v.within three (3) business days after receipt of an invoice following the Effective Date, the Companies shall pay the reasonable fees and out-of-pocket expenses of counsel and other professional advisors to each counsel and professional advisor for the Participating Counterparties and the Collateral Agent incurred on or prior to the Effective Date; and
vi.within three (3) business days following the Effective Date, the Companies shall make a payment to each Participating Counterparty in the amount of all unpaid interest, if any, accrued at the Contractual Rate (as defined in the First Forbearance Agreement) in excess of the Common Rate (as defined in the First Forbearance Agreement) during the First Forbearance Period.
9.Representations and Warranties by All Parties. Each of the parties hereto hereby represents and warrants that each of the following statements is true, accurate and complete as to such party as of the date hereof:
vii.Such party has carefully read and fully understood all of the terms and conditions of this Agreement;
viii.Such party has consulted with, or had a full and fair opportunity to consult with, an attorney regarding the terms and conditions of this Agreement;
ix.Such party has had a full and fair opportunity to participate in the drafting of this Agreement;
x.Such party is freely, voluntarily, knowingly, and intelligently entering into this Agreement;
xi.In entering into this Agreement, such party has not relied upon any representation, warranty, covenant or agreement not expressly set forth herein or in its respective Applicable Agreement;
xii.This Agreement has been duly authorized and validly executed and delivered by such party and constitutes each such party’s legal, valid and binding obligation, enforceable in accordance with its terms;
xiii.Such party is executing this Agreement and agreeing to be bound on account of all Applicable Agreements to which it is a party; and

xiv.Such party is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and has the full power and legal authority to execute this Agreement, consummate the transactions contemplated hereby, and perform its obligations hereunder.
10.Releases. Upon execution of this Agreement by each of the Companies and each of the Participating Counterparties, the Companies, on behalf of themselves and their successors or assigns (collectively, the “Releasing Parties”) releases, waives and forever discharges (and further agrees not to allege, claim or pursue) any and all claims, rights, causes of action, counterclaims or defenses of any kind whatsoever whether in law, equity or otherwise (including, without limitation, any claims relating to (i) the making or administration of transactions under the Applicable Agreements, Other Agreements and Forbearance Agreements (including any acts or omissions in respect of margin calls, close-outs, related valuations, and notice requirements), including, without limitation, any such claims and defenses based on fraud, mistake, duress, usury or misrepresentation, or any other claim based on so-called “lender liability” theories, (ii) any covenants, agreements, duties or obligations set forth in the Applicable Agreements, Other Agreements or Forbearance Agreements, (iii) increased financing costs, interest or other carrying costs, (iv) penalties, lost profits or loss of business opportunity, (vi) legal, accounting and other administrative or professional fees and expenses and incidental, consequential and punitive damages payable to third parties, (vii) damages to business reputation, (viii) any claims arising under 11 U.S.C. §§ 541-550 or any claims for avoidance or recovery under any other federal, state or foreign law equivalent, or (ix) any claims arising from any actual or alleged decline in the value of any assets under Applicable Agreements or Other Agreements prior to the Effective Date), which any of the Releasing Parties might otherwise have or may have against the Participating Counterparties, their present or former subsidiaries and affiliates or any of the foregoing’s officers directors, employees, attorneys or other representatives or agents (collectively, the “Releasees”) in each case on account of any conduct, condition, act, omission, event, contract, liability, obligation, demand, covenant, promise, indebtedness, claim, right, cause of action, suit, damage, defense, judgment, circumstance or matter of any kind whatsoever which existed, arose or occurred at any time prior to the Effective Date relating to the Applicable Agreements, the Other Agreements this Agreement and/or the transactions contemplated thereby or hereby (any of the foregoing, a “Claim”). Each of the Releasing Parties expressly acknowledges and agrees, with respect to the Claims, that it waives, to the fullest extent permitted by applicable law, any and all provisions, rights, and benefits conferred by any applicable U.S. federal or state law, or any principle of U.S. common law, that would otherwise limit a release or discharge of any unknown Claims pursuant to this paragraph. Furthermore, each of the Releasing Parties hereby absolutely, unconditionally and irrevocably covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released and/or discharged by the Releasing Parties pursuant to this paragraph. The foregoing release, covenant and waivers of this paragraph shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby or the termination of the Applicable Agreements, the Other Agreements, this Agreement or any provision thereof.

11.No Waiver of Rights or Remedies. The Participating Counterparties and the Companies agree that except as expressly set forth herein, nothing in this Agreement or the performance by the parties of their respective obligations hereunder constitutes or shall be deemed to constitute a waiver of any of the parties’ rights or remedies under the terms of such Applicable Agreement or applicable law, all of which are hereby reserved, including without limitation, (i) any rights that the Participating Counterparties may have to charge interest at a post-default rate under the terms of such Applicable Agreement based on any defaults, events of default, or termination events based on facts or circumstances arising after the Effective Date, and (ii) any rights or remedies in connection with any bankruptcy proceedings in respect of a Seller Entity (to which this Agreement shall not apply). Except as expressly set forth in this Agreement, this Agreement is not intended to be, and shall not be deemed or construed to be, an amendment, supplement, modification, cure, satisfaction, reinstatement, novation, or release of the Applicable Agreements or any indebtedness incurred thereunder or evidenced thereby. This Agreement is limited in nature and nothing herein shall be deemed to establish a custom or course of dealing between any Participating Counterparty and any Seller Entity. Except as expressly set forth in this Agreement, this Agreement shall not extinguish the obligations for the payment of money outstanding under any Applicable Agreement or discharge or release any collateral or other security therefor.
12.Safe Harbor. Each of the parties hereto intend (i) for this Agreement to qualify for the safe harbor treatment provided by the Bankruptcy Code and for each of the Participating Counterparties to be entitled to all of the rights, benefits and protections afforded to Persons under the Bankruptcy Code with respect to a “repurchase agreement” as defined in Section 101(47) of the Bankruptcy Code, a “securities contract” as defined in Section 741(7) of the Bankruptcy Code and a “master netting agreement” as defined in Section 101(38A) of the Bankruptcy Code, and that all payments made under or pursuant to this Agreement are deemed “margin payments” or “settlement payments,” as defined in Section 101 of the Bankruptcy Code and (ii) that each Participating Counterparty (for so long as such Participating Counterparty is a “financial institution,” “financial participant” or other entity listed in Section 555, 559, 561, 362(b)(6), 362(b)(7) or 362(b)(27) of the Bankruptcy Code) shall be entitled to, without limitation, the liquidation, termination, acceleration, netting, set-off, and non-avoidability rights afforded to parties such as such Participating Counterparty to “repurchase agreements” pursuant to Sections 559, 362(b)(7) and 546(f) of the Bankruptcy Code, “securities contracts” pursuant to Sections 555, 362(b)(6) and 546(e) of the Bankruptcy Code and “master netting agreements” pursuant to Sections 561, 362(b)(27) and 546(j) of the Bankruptcy Code. The parties hereto further acknowledge and agree that if any Participating Counterparty is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then this Agreement hereunder is a “qualified financial contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to this Agreement would render such definition inapplicable). The parties hereto further acknowledge and agree that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation,” respectively, as defined in and subject to FDICIA (except insofar as a party is not a “financial institution” as that term is defined in FDICIA). The parties agree that the terms of Section 1 and Section 2 and the related defined terms of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by ISDA on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol page at www.isda.org), are hereby incorporated into and form a part of this Agreement, and for such purposes this Agreement shall be deemed a “Covered Agreement,” each party that is a Covered Entity shall be deemed a “Covered Entity” and each party (whether or not it is a Covered Entity) shall be deemed a “Counterparty Entity” with respect to each other party that is a Covered Entity. For purposes of the foregoing sentence “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
13.Governing Law; Jurisdiction; Waiver of Jury Trial.
xv.This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York, notwithstanding its conflict of laws principles or any other rule, regulation or principle that would result in the application of any other state’s law (other than Section 5-1401 of the New York General Obligations Law).
xvi.EACH PARTY HERETO HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE BOROUGH OF MANHATTAN, CITY OF NEW YORK, STATE OF NEW YORK AND APPELLATE COURTS FROM EITHER OF THEM AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. EACH PARTY HERETO EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS.
xvii.EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).
14.Entire Agreement. This Agreement, together with all Applicable Agreements to which the parties are bound, the First Forbearance Agreement, the Second Forbearance Agreement, the Third Forbearance Agreement, and the Security Documents constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings relating to any Effective Date Events of Default.

15.Modifications. No part or provision of this Agreement may be changed, modified, waived, discharged or terminated except by mutual written agreement of all of the parties hereto; provided, however, that modifications or amendments to the provisions of Sections 3, 5, and 7 of this Agreement may be further amended by the parties to and in accordance with the terms of, each Applicable Agreement.
16.Defined Terms. The definitions set forth in this Agreement are for convenience only and shall have no bearing on the characterization of any agreement or qualification of any agreement for the protections afforded in 11 U.S.C. §§ 362, 546, 555-561.
17.Successors and Assigns. This Agreement shall inure to the benefit of and bind each of the parties and their respective successors and assigns.
18.Headings. The headings used in this Agreement are for convenience only and will not be deemed to limit, amplify or modify, the terms of this Agreement.
19.Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument, and the words “executed,” signed,” “signature,” and words of like import as used above and elsewhere in this Agreement or in any other certificate, agreement or document related to this transaction shall may include, in addition to manually executed signatures, images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, any electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record).  The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.
20.Certain Definitions.
i.“Affiliate” shall mean any subsidiary of AG MIT, including without limitation the seller under any JV Applicable Agreement, but only to the extent of the ownership interests of AG MIT directly or indirectly in such subsidiary.
ii.“AG REIT” shall mean AG REIT Management LLC.
iii.“Collateral Agent” shall mean Wilmington Trust, National Association, as collateral agent for the Participating Counterparties, or such other collateral agent as agreed by the Companies and the Participating Counterparties.

iv.“Intercreditor Agreements” shall mean that certain (i) Intercreditor and Subordination Agreement, dated as of April 10, 2020, by and among the Collateral Agent, as the senior collateral agent, AG REIT, as subordinated lender, and AG MIT, on behalf of itself and the Companies, and (ii) Intercreditor and Forbearance Agreement, dated as of May 28, 2020, by and among the Collateral Agent, as the senior collateral agent, RBC, as subordinated lender, AG MIT, on behalf of itself and the Companies, and AG REIT, solely with respect to Sections 5.01 and 9.01 thereof.
v.“Liquidity” shall mean, with respect to AG MIT and any date, the sum, without duplication, of (i) the amount of cash and cash equivalents held by AG MIT, (ii) an amount equal to ninety-five percent (95%) of the aggregate market value of any unpledged and unencumbered agency securities held by AG MIT, and (iii) an amount equal to ninety-eight percent (98%) of the aggregate market value of any U.S. Treasury securities held by AG MIT, in each case determined in accordance with GAAP.
vi.“Other Agreements” shall mean repurchase agreements and other agreements among a Seller Entity or an Affiliate on the one hand and a Participating Counterparty or an affiliate thereof on the other hand, which such parties have or may enter into from time to time, that is other than an Applicable Agreement and is recourse to AG MIT or its Affiliates.
vii.“RBC” shall mean Royal Bank of Canada.
viii.“Recourse Indebtedness” shall mean the sum of AG MIT’s recourse financing liabilities per its consolidated balance sheet, excluding any financing liabilities associated with U.S. Treasury securities.
ix.“Security and Collateral Agency Agreement” shall mean that certain Security and Collateral Agency Agreement dated as of April 10, 2020, among the Companies, Wilmington Trust, National Association, as collateral agent for the First Forbearance Counterparties, and the First Forbearance Counterparties.
x.“Security Documents” shall mean the Security and Collateral Agency Agreement, and any custodial, account and other agreements necessary to perfect the liens granted in the Security and Collateral Agency Agreement, each in form and substance satisfactory to the First Forbearance Counterparties.
xi.“Stockholder’s Equity” shall mean, on any date of determination, the most recent figure published in AG MIT’s financials, as determined in accordance with GAAP.

[SIGNATURES APPEAR ON FOLLOWING PAGES]

SELLER ENTITIES:

AG MORTGAGE INVESTMENT TRUST, INC., as a Seller Entity

By: /s/ Raul E. Moreno  Name: Raul E. Moreno  Title: General Counsel

AG MIT CMO, LLC, as a Seller Entity By: AG MIT, LLC, its Sole Member

By: AG MORTGAGE INVESTMENT TRUST,
INC., its Member

By: /s/ Raul E. Moreno  Name: Raul E. Moreno  Title: General Counsel

AG MIT, LLC, as a Seller Entity

By: AG MORTGAGE INVESTMENT TRUST,
INC., its Member

By: /s/ Raul E. Moreno  Name: Raul E. Moreno  Title: General Counsel

GCAT 2020-23A, LLC, as a Seller Entity

By: /s/ Raul E. Moreno  Name: Raul E. Moreno  Title: Authorized Signatory

GCAT 2020-23B, LLC, as a Seller Entity

By: /s/ Raul E. Moreno  Name: Raul E. Moreno  Title: Authorized Signatory

AG MIT INTERNATIONAL LLC, as a Seller
Entity

By: AG MIT, LLC, its Member

By: AG MORTGAGE INVESTMENT TRUST,
INC., its Member

By: /s/ Raul E. Moreno  Name: Raul E. Moreno  Title: General Counsel

AG MIT CMO EC LLC, as a Seller Entity By: AG MIT RES LLC, its Sole Member By: AG MIT CMO, LLC, its Sole Member By: AG MIT, LLC, its Sole Member
By: AG MORTGAGE INVESTMENT TRUST,
INC., its Member

By: /s/ Raul E. Moreno  Name: Raul E. Moreno  Title: General Counsel

AG MIT RES LLC, as a Seller Entity

By: AG MIT CMO, LLC, its Sole Member

By: AG MIT, LLC, its Sole Member

By: AG MORTGAGE INVESTMENT TRUST,
INC., its Member

By: /s/ Raul E. Moreno  Name: Raul E. Moreno  Title: General Counsel

AG MIT CREL III LLC, as a Seller Entity By: AG MIT CMO, LLC, its Sole Member By: AG MIT, LLC, its Sole Member
By: AG MORTGAGE INVESTMENT TRUST,
INC., its Member

By: /s/ Raul E. Moreno  Name: Raul E. Moreno  Title: General Counsel

AG MIT WFB1 2014 LLC, as a Seller Entity By: AG MIT WLG LLC, its Sole Member By: AG MIT, LLC, its Sole Member
By: AG MORTGAGE INVESTMENT TRUST,
INC., its Member

By: /s/ Raul E. Moreno  Name: Raul E. Moreno  Title: General Counsel

AG MIT ARC, LLC, as a Seller Entity

By: AG MORTGAGE INVESTMENT TRUST,
INC., its Member

By: /s/ Raul E. Moreno  Name: Raul E. Moreno  Title: General Counsel

AG MIT HC, L.L.C., as a Seller Entity By: AG MIT WLG LLC, its Sole Member By: AG MIT, LLC, its Sole Member
By: AG MORTGAGE INVESTMENT TRUST,
INC., its Member

By: /s/ Raul E. Moreno  Name: Raul E. Moreno  Title: General Counsel

AG MITT RPL TRS LLC, as a Seller Entity

By: AG MORTGAGE INVESTMENT TRUST,
INC., its Member

By: /s/ Raul E. Moreno  Name: Raul E. Moreno  Title: General Counsel

AG MIT TREASURY, LLC, as a Seller Entity

By: AG MORTGAGE INVESTMENT TRUST,
INC., its Member

By: /s/ Raul E. Moreno  Name: Raul E. Moreno  Title: General Counsel

BUYER ENTITIES:

28

BOFA SECURITIES, INC., as a Participating Counterparty

By: /s/ Michael J. Berg
Name: Michael J. Berg
Title: Director

29

CREDIT SUISSE SECURITIES (USA) LLC, as a Participating Counterparty

By: /s/ Margaret Dellafera
Name: Margaret Dellafera
Title: Authorized Signatory

30

CREDIT SUISSE AG, a company incorporated in Switzerland, acting through its Cayman Islands Branch, as a Participating Counterparty

By: /s/ Elie Chau
Name: Elie Chau
Title: Vice President

By: /s/ Ernest Calabrese
Name: Ernest Calabrese
Title: Authorized Signatory

31

CREDIT SUISSE INTERNATIONAL, as a Participating Counterparty

By: /s/ Shereagh-Kathleen Dunphy
Name: Shereagh-Kathleen Dunphy
Title: Director

By: /s/ Masashi Washida
Name: Masashi Washida
Title: Managing Director

32

BARCLAYS CAPITAL INC., as a Participating Counterparty

By: /s/ Robert Silverman
Name: Robert Silverman
Title: Managing Director

33

BARCLAYS BANK PLC, as a Participating Counterparty

By: /s/ Robert Silverman
Name: Robert Silverman
Title: Managing Director

34

WELLS FARGO BANK, N.A., as a Participating Counterparty

By: /s/ Tracy Plummer
Name: Tracy Plummer
Title: Director

35

GOLDMAN SACHS BANK USA, as a Participating Counterparty

By: /s/ Rajiv Kamilla
Name: Rajiv Kamilla
Title: Authorized Signatory

36

SCHEDULE 1

Participating Counterparties

SCHEDULE 2

Applicable Agreements